UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017 (May 16, 2017)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07                                       Submission of Matters to a Vote of Security Holders.
On May 16, 2017, BankUnited, Inc. (the "Company") held its annual meeting of stockholders (the "Annual Meeting") and the following proposals were voted on:
Proposal No. 1:     To elect ten directors to the Company’s Board of Directors (the “Board”) to serve until the next annual meeting of stockholders and until that person’s successor is duly elected and qualified, or until that person's earlier death, resignation or removal.
Proposal No. 2:     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.
Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 12, 2017. The results of such stockholder votes are set forth below.
Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

Nominee	For	Withheld	Broker Non-Vote
Tere Blanca	92,992,469	271,333	5,211,036
Eugene F. DeMark	93,027,147	236,655	5,211,036
Michael J. Dowling	93,034,226	229,576	5,211,036
John A. Kanas	92,913,126	350,676	5,211,036
Douglas J. Pauls	93,223,186	40,616	5,211,036
A. Gail Prudenti	93,186,698	77,104	5,211,036
Rajinder P. Singh	93,185,661	78,141	5,211,036
Sanjiv Sobti, Ph.D.	92,988,856	274,946	5,211,036
A. Robert Towbin	93,220,954	42,848	5,211,036
Lynne Wines	93,188,873	74,929	5,211,036
Proposal No. 2: The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 received the following votes:

For	Against	Abstain	Broker Non-Vote
97,977,931	470,188	26,719	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 18, 2017	BANKUNITED, INC.

/s/ Leslie N. Lunak
		Name:	Leslie N. Lunak
		Title:	Chief Financial Officer